Exhibit 10.1 (1)

FORM:  ALL U.S. PARTICIPANT GRANTS AND
       FOREIGN PARTICIPANT NONQUALIFIED GRANTS

                                TECHNITROL, INC.
                             2001 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

            THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this 22nd day of September, 2004 ("Date of Grant"), by and between TECHNITROL, INC. a Pennsylvania corporation (the "Company"), and ("Optionee").

                                   Background

            The Company adopted the Technitrol, Inc. 2001 Stock Option Plan (the "Plan") to attract, retain and motivate the best available personnel and to provide additional incentive to key employees of the Company and its subsidiaries to promote the success of the business. Pursuant to and in accordance with the Plan, the Company desires to grant to Optionee a stock option to purchase shares of the Company's Common Stock as more fully set forth below. The Plan is administered by the Executive Compensation Committee of the Board of Directors ("Committee"). Capitalized terms used in this Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Plan.

            NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and intending to be legally bound, it is agreed as follows:

            1. Option to Purchase Shares. The Company hereby grants to Optionee an Option (the "Option") to purchase up to the number of shares of the Company's Common Stock (the "Stock") listed below at the Exercise Price listed below, pursuant and subject to the terms and provisions of the Plan, which are incorporated by reference herein. The Exercise Price for each share of Stock is 100% of the Market Value (as defined in the Plan) of each share of Stock as of the Date of Grant. The Option will be exercisable according to Section 2 below. The Option is not an "incentive stock option" within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended, nor is the Option qualified under the laws of any non U.S. country for preferential tax treatment or any other reason.

                         Number of Shares          __________

                         Exercise Price Per Share  __________

            2. (a) Vesting of Option. The Option will become exercisable upon Optionee's completion of each Year of Service (as defined in the Plan) after the Date of Grant ("Exercise Period(s)") as set forth in the following table:

                                                Percentage of Shares Subject to
           Years of Continuous                         Option which may be
       Service after Date of Grant                          Exercised
       ---------------------------                          ---------

    Upon Grant                                                   0%
    1 year but less than 2 years                                25%
    2 years but less than 3 years                               50%
    3 years but less than 4 years                               75%
    4 years                                                    100%

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            Notwithstanding the vesting schedule(s) above, an Option shall become one hundred percent (100%) vested upon a Change in Control or termination of the Optionee's service due to Disability, death or retirement at or after age
65. If Optionee elects to retire before age 65 but on or after his or her "early retirement date," as defined in the Technitrol, Inc. Retirement Plan, or has his or her employment terminated by the Company, other than for Cause, prior to the completion of four (4) Years of Service after the Date of Grant, Optionee shall be entitled to pro-rata vesting, based upon the number of months elapsed since the Date of Grant to the date of Optionee's retirement or termination by the Company, divided by 48.

            (b) Period of Exercise. The Option may be exercised, to the extent vested, (i) only while Optionee is an Employee (as defined in the Plan) and has maintained Continuous Service from the Date of Grant, or (ii) within 60 days after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire). However, in the event Optionee's Continuous Service terminates by reason of Cause, death, Disability or retirement on or after the "early retirement age," the provisions of Section 8(c) of the Plan will control the ability, if any, of Optionee to exercise the Option.

            3. Manner of Exercise and Terms of Payment. The Option may be exercised in whole or in part, subject to the limitations set forth in the Plan and this Agreement, upon delivery to the payroll office from which Optionee is paid of timely written notice of exercise on the form of Stock Option Exercise Request (current form attached hereto as Exhibit "A," which form may be amended from time to time), accompanied by full payment of the Exercise Price for the shares of Stock with respect to which the Option is exercised and all applicable withholding taxes. The Option may not be exercised for fractions of a Share. Full payment of the Exercise Price and all applicable withholding taxes shall be in cash (US dollars or the foreigh currency equivalent based on the exchange rate on the date of exercise as published in The Wall Street Journal) or, if and as permitted by the Committee in its sole discretion or under the Plan, by delivery of any property (including Common Stock of the Company) other than cash, as long as such property constitutes valid consideration for the Stock under applicable law.

            4. (a) Term of Option. The Option shall have a term of seven (7) years from the Date of Grant ("Expiration Date") and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

                  (b) Termination. The Option will automatically terminate upon the first to occur of (i) an event of default or breach by the Optionee of the terms and conditions of this Agreement, or (ii) 60 days after Optionee ceases to be an Employee or maintain Continuous Service from the Date of Grant, except if the termination of Continuous Service was for Cause or by reason of death, Disability, or retirement on or after the "early retirement age." If the Optionee's employment is terminated for Cause, death, Disability, or retirement on or after the "early retirement age," then the provisions of Section 8(c) of the Plan shall apply with regard to termination of the Option and Optionee's ability to exercise the Option.

            5. Rights as Shareholder. Neither Optionee nor any permitted transferee of the Option shall have any rights or privileges of a shareholder of the Company with respect to any shares of Stock subject to the Option until such shares of Stock have been issued upon the exercise of the Option.


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

            6. No Employment or Other Rights. The grant of the Option shall not confer upon the Optionee any right to be retained by or in the employ or service of the Company or any subsidiary of the Company and shall not interfere in any way with the right of the Company to terminate the Optionee's employment or service at any time. The right of the Company or any of its subsidiaries to terminate at will the Optionee's employment or service at any time for any reason is specifically reserved.

            7. Delivery of Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of all or any portion of an Option granted under the Plan prior to the fulfillment of any of the following conditions which may, from time to time, be applicable to the issuance of the Stock:

                  (a) Listing of Shares. The admission of such shares of Stock to listing on all stock exchanges on which the Common Stock of the Company is then listed.

                  (b) Registration and/or Qualification of Shares. The completion of any registration or other qualification of such shares of Stock under any U.S. federal, state or non U.S. securities laws or under the regulations promulgated by the Securities and Exchange Commission or any other U.S. federal, state or non U.S. governmental regulatory body which the Board or Committee, as the case may be, deems necessary or advisable. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising the Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

                  (c) Approval or Clearance. The receipt of any approval or clearance from any U.S. federal, state or non U.S. governmental agency which the Board or the Committee, as the case may be, shall determine to be necessary or advisable.

                  (d) Reasonable Lapse of Time. The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

                  (e) Tax Withholding. Optionee's satisfaction of all applicable U.S. federal, state, local or non U.S. income and employment tax withholding obligations.

            8. Change in Control. The Plan sets forth the effect that a Change in Control of the Company has on the Option granted hereunder.

            9. Options Subject to Plan Provisions. (a) The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) changes in capitalization of the Company, (ii) transactions in which the Company is not the surviving entity, and
(iii) other changes resulting from a merger, reorganization, stock dividend or similar transactions, all of which may effect the number and kind of Shares underlying the Option in accordance with the Plan. Optionee acknowledges and agrees that to the extent the Exercise Price or number of shares underlying the Option are required to be adjusted pursuant to Section 10 of the 2001 Plan, the Option granted hereunder will be adjusted accordingly, notwithstanding anything to the contrary in the Spanish Addendum and/or UK Addendum. Optionee also acknowledges and agrees that any such adjustment may disqualify the Option from the favorable tax treatment afforded by the Local Laws.


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

            (b) The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. A copy of the Plan has previously been delivered to Optionee (an additional copy may be obtained from the Secretary of the Company by request in writing to the address set forth in
Section 11(a) hereof).

            10. Restrictions on Transfers. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by Optionee other than by will or by the laws of descent and distribution (and in the case of transfer or assignment by will, descent or distribution, solely to give effect to the provisions of Section 8(c)(2) of the Plan). Notwithstanding the foregoing, or any other provision of the Plan or this Agreement, the Committee, in its sole discretion, may permit Optionee to transfer the Option by gift to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Following such transfer, the Option may thereafter be transferred by gift, subject to the approval of the Committee, only to Optionee or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section. If the Option is transferred pursuant to this Section, it shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

            11. Miscellaneous.

                  (a) Except for notices to exercise the Option which shall be sent to the payroll office from which Optionee is paid, all notices provided for or contemplated herein shall be in writing and addressed as follows:

             If to the Company:        Technitrol, Inc.
                                       1210 Northbrook Drive
                                       Suite 385
                                       Trevose, Pennsylvania  19053
                                       Attn.: Corporate Secretary

             If to the Optionee:       At the address listed on the payroll
                                       records of Optionee's employer.

or to such other addresses as the parties may specify in writing.

                  (b) Except to the extent U.S. federal law applies, this Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, U.S.A., without regard to its conflicts of law principles.

            IN WITNESS WHEREOF, the undersigned have executed, or have caused this Agreement to be executed, as of the day and year first above written.

TECHNITROL, INC.                         OPTIONEE


By:
   -------------------------------       --------------------------------------
    Name:  Thomas J. Considine, Jr.      Name:
    Title: Secretary


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